Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the Quarterly Report of Quicksilver Resources Inc. (the “Company”) on Form 10-K for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Glenn Darden, President and Chief Executive Officer of the Company, and Bill Lamkin, Executive Vice-President and Chief Financial Officer of the Company, each here certifies that, to his knowledge on the date thereof:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

By: /s/ Bill Lamkin	By: /s/ Glenn Darden
Bill Lamkin	Glenn Darden
Executive Vice-President and Chief Financial Officer	President and Chief Executive Officer

Date: March 16, 2005